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                                                                      EXHIBIT 23

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference of our report on Chittenden Corporation dated January 12, 2001 (except with respect to the matter discussed in Note 21, as to which the date is January 26, 2001), included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-3 (File No. 333-80747) and Form S-8 (File Nos. 333-81197, 333-58133, 333-25531, 333-25765).

                                   /s/ Arthur Andersen LLP

Boston, Massachusetts
March 9, 2001